PRESS RELEASE

                              [INTELLIGROUP LOGO]


CONTACTS:
Intelligroup, Inc.                                SDI Technologies
Nick Visco                                        Sachin Aggarwal
Chief Financial Officer                           CEO - International Operations
(732) 590-1600                                    (412) 490-0555


             INTELLIGROUP SELLS SELECT ASIA-PACIFIC SUBSIDIARIES TO
                        PARTNER, SOLTIUS GLOBAL SOLUTIONS

           MAINTAINS GLOBAL SERVICE CAPABILITIES WITH BRANDED PARTNER


Edison, NJ (April 3, 2003): Intelligroup, Inc. (NASDAQ: ITIG), a leading global provider of strategic IT outsourcing services, today announced the sale of its Asia-Pacific group of subsidiary companies, operating in Australia, New Zealand, Singapore, Hong Kong, and Indonesia, to a Singapore based company called Soltius Global Solutions PTE Ltd, ("Soltius") part of SDI Technologies Group which has operations in Asia-Pacific, Europe and the United States. For the past three years, Soltius has been the Company's business partner for provision of services in Indonesia. Intelligroup will become a minority shareholder in Soltius, owning 5% of the voting capital stock.

To achieve a seamless transition for customers, Soltius Global Solutions will be a branded partner and will continue to operate the acquired business units under the "Intelligroup" brand for a period of two years. Soltius expects minimal impact to existing Intelligroup staff, including senior management of the business units, resulting in no significant impact to customer relations.

Under the terms of the agreement, Intelligroup will contribute its ownership of the individual subsidiary entities to Soltius, and assign to Soltius approximately $4.7 million in intercompany receivables from these subsidiaries. In addition to the allocated 5% stock ownership in Soltius, Intelligroup will receive approximately $650,000 in cash over a period of 12 months. Further, Soltuiswill have the rights to Intelligroup's tools, methodologies, templates and offshore support services.

The Asia-Pacific group of subsidiaries being sold generated $7.0 million in revenue for the Company in fiscal 2002, with operating costs totaling $7.9 million. The Company anticipates that the sale of such subsidiaries will result in a charge against income of approximately $1.7 million being recorded by the Company during fiscal 2003.

Commenting on the sale, Arjun Valluri, Intelligroup's President and CEO stated. "By transferring operating control in these markets where we had a smaller percentage of business, Intelligroup can focus its efforts on its significant presence in the United States, India and


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Europe, while continuing to service customers in the Asia-Pacific market through this trusted and reliable partner."

Valluri adds, "Customers will continue to receive the highest levels of service. Current and future customers can benefit from both Intelligroup's and Soltius's expertise in enterprise applications and offshore outsourcing."

Commenting on the acquisition, Harmeet Bindra, Chief Executive, Soltius said "Asia Pacific has always been a key market for us. This acquisition will further expand our companies' position in the industry and offer superior customer service with broader geographical coverage. The existing and future customers will enjoy the advantage of having a strong and focused player in the region along with the value-added services that Soltius can offer. We see this acquisition as a strategic investment and believe that it will bring continued benefits to all of our customers, employees and Investors".


ABOUT INTELLIGROUP

Intelligroup (http://www.intelligroup.com) is a strategic information technology
              ---------------------------
outsourcing partner to the world's largest companies. Its onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With deep expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations. Intelligroup develops, implements and supports IT solutions for some of the largest U.S. school systems and global corporations including 3Com, Colgate Palmolive, Eastman Chemical, Hitachi and Steelcase.


ABOUT SDI

SDI  Technologies  (http://www.sdiworld.com)  is  a  global  business  solutions
                    -----------------------
enterprise specialized in providing ERP services, Customer care & billing systems, Supply Chain Management and Applications outsourcing through its offshore center in India and Indonesia. SDI Technologies is one of the fastest growing IT companies in the region.



SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned